Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2015, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-203231) and related Prospectus of Milacron Holdings Corp. for the registration of shares of its common stock.

/s/ Ernst & Young

Cincinnati, Ohio

May 29, 2015